Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of StarFlick.com on Form S-1/A of our report dated June 7, 2011.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

October 2, 2011